         EXHIBIT 10 TO FORM 10-Q, AUTONOMOUS TECHNOLOGIES CORPORATION



                             DISCOVERY TECHCENTER



                                     LEASE



                                By and between




                        Orlando TechCenter II, L.L.C.,
                                  as Landlord



                                      and



                     Autonomous Technologies Corporation,
                                   as Tenant



                              Date: June 1, 1996

                               TABLE OF CONTENTS
                               -----------------



Section  1               Fundamental Lease Provisions and Exhibits
               1.1             Fundamental Lease Provisions                                              1
               1.2             Effect of Reference to a Fundamental Lease Provision                      2
               1.3             Exhibits                                                                  2

Section  2               Premises and Term
               2.1             Premises                                                                  2
               2.2             Term                                                                      2

Section  3               Leasehold Improvements
               3.1             Construction of Leasehold Improvements                                    3
               3.2             Ownership of Improvements                                                 4

Section  4               Rent and Other Payments
               4.1             Payment                                                                   4
               4.2             Annual Minimum Rent                                                       4
               4.3             Adjustment of Annual Minimum Rent                                         4
               4.4             Additional Rent                                                           4
               4.5             (Intentionally Deleted)                                                   5
               4.6             Security Deposit                                                          5

Section  5               Utility Services and Maintenance by Landlord                                    6

Section  6               Insurance
               6.1             Insurance to be Maintained by Tenant                                      6
               6.2             Insurance to be Maintained by Landlord                                    7
               6.3             Waiver of Subrogation                                                     7

Section  7               Additional Covenants of Tenant
               7.1             Affirmative Covenants                                                     7
               7.2             Negative Covenants                                                        10

Section  8               Prohibition Against Mechanic's Liens                                            10

Section  9               Assignment, Subletting and Encumbrances
               9.1             Landlord's Consent Required                                               10
               9.2             Tenant's Application for Consent                                          10
               9.3             (Intentionally Deleted)                                                   10
               9.4             Assignment or Sublease Profit                                             11
               9.5             Permission for Tenant to Assign or Sublease                               11

Section  10              Assumption of Risk, Indemnification and Hold Harmless

Section  11              Landlord's Liabilities

Section  12              Environmental Provisions
               12.1            (Intentionally Deleted)                                                   11
               12.2            Hazardous Materials Provisions                                            11
               12.3            Radon Disclosure                                                          14

Section  13              Americans with Disabilities Act                                                 14

Section  14              Destruction and Condemnation
               14.1            Fire or Other Casualty                                                    15
               14.2            Condemnation                                                              15


Section  15              Defaults and Remedies
               15.1            Events of Default                                                         16
               15.2            Remedies                                                                  16
               15.3            Abandonment of Premises                                                   17
               15.4            Waiver of Jury Trial                                                      17
               15.5            Holdover by Tenant                                                        17
               15.6            Landlord's Right to Cure Defaults                                         17
               15.7            Waiver                                                                    18

Section  16              Miscellaneous Provisions
               16.1            Notice                                                                    18
               16.2            Estoppel Certificate                                                      18
               16.3            Applicable Law and Construction                                           18
               16.4            Cancellation                                                              18
               16.5            Subordination                                                             18
               16.6            Landlord's Liability                                                      19
               16.7            No Oral Changes                                                           19
               16.8            No Representation by Landlord                                             19
               16.9            Parking                                                                   19
               16.10           Recording of Lease                                                        19
               16.11           Notice to Mortgagee and Opportunity to Cure                               19
               16.12           Recovery of Fees and Costs                                                20
               16.13           Joint Obligation                                                          20
               16.14           Time                                                                      20
               16.15           Brokerage Commission                                                      20
               16.16           Landlord's Lien                                                           20
               16.17           Quiet Possession                                                          20
               16.18           Right of First Refusal                                                    20
               16.19           Tenant's Options to Terminate                                             21
               16.20           Options to Extend                                                         21
               16.21           Installation of Telecommunication Equipment                               22

Exhibits
               "A"             Site Plan                                                                 24
               "B"             Space Plan                                                                25
               "C"             Rules and Regulations                                                     26
               "D"             Legal Description of Property                                             29
               "E"             Termination Payment Calculation                                           30

                                     LEASE
                                     -----

1.     Fundamental Lease Provisions and Exhibits.

1.1    Fundamental Lease Provisions.

Date of Lease:          June 1, 1996
Commencement Date
 of term of Lease:      March 1, 1997  [_]Definite  [X]Estimated

Landlord:               Orlando TechCenter II, L.L.C., a Florida Limited
                        Liability Company.
Landlord Address:       c/o Taurus Investment Group, Inc., 1400 E. Newport
                        Center Drive, Suite 209, Deerfield Beach, FL 33442.


Tenant:                 Autonomous Technologies Corporation, a Florida
Tenant Address:         corporation. 520 N. Semoran Blvd., Suite 180, Orlando
                        FL 32807 before occupancy, and thereafter at the address for the Premises.

Property Name:          Discovery TechCenter

Property Location:      Lots 6 and 7, Block 20, Phase III of the Central Florida
                        Research Park. City of Orlando, County of Orange,
                        Florida

Property Description:   See Exhibit "D" attached hereto and incorporated herein.

Suite Leased:           Approximately 25,000 square feet (computed in accordance
                        with BOMA standards) within the Building to be constructed on the Property, generally in the location depicted on Exhibit "A" attached hereto.

Lease Term:             Ten years.

Leased Area:            Approximately 25,000 square feet computed in accordance
                        with BOMA standards, as computed and determined by Landlord's architect responsible for the design of the Building, with the final determination of the square footage of the Premises to be confirmed by Landlord's architect in writing (the "Architect's Size
                        Certification"), addressed to Tenant and Landlord, prior to Tenant's occupancy of the Premises.

Initial Annual
Minimum Rent:           $9.50 per square foot (estimated at $237,500), subject
                        to adjustment based upon the Architect's Size
                        Certification.

Security Deposit:       $39,584, to be paid by Tenant to Landlord upon Tenant's
                        execution of the Lease. The Security Deposit shall accrue interest at the rate of four percent (4%) per year, for the account of the Tenant, to be disbursed to or for the benefit of Tenant at the time the Security
                        Deposit is disbursed.

Tenant's Proportionate
         Share: A percentage of the Operating Expenses equal to the percentage that the Leased Aea bears to the total square footage of the Building; estimated to e fifty percent (50%) of Operating Expenses.

Permitted Uses:         General office, light manufacturing relating to medical
                        devices, lasers and related technologies, and distribution of products manufactured, and for no other purpose.

1.2.                    Effect of Reference to a Fundamental Lease Provision.
                        Each reference in this lease to any of the Fundamental se Provisions contained in Section 1.1. shall be construed to incorporate all of the terms provided under each such fundamental Lease Provision.

1.3. Exhibits. The Exhibits listed in this Section and attached to this Lease are hereby incorporated in and made a part this Lease:

EXHIBIT "A"  - Site Plan of the Property
EXHIBIT "B"  - Space Plan for Premises
EXHIBIT "C"  - Rules and Regulations for Property

2.       Premises and Term.

2.1 Premises. The Landlord hereby leases to the Tenant and the Tenant hires and takes from the Landlord the Suite Leased (hereinafter referred to as the "Premises") shown on the Site Plan of the Property located in the improved building(s) on the Property (the "Building"), subject to and with the benefits of the terms, covenants, conditions and provisions of this Lease, together with appurtenances specifically granted in this Lease, but reserving to the Landlord
(i) the use of (a) the exterior faces of all exterior walls and (b) the roof; and (ii) the right (but not the obligation) to install, maintain, use, repair and replace pipes, ducts, conduits and wire through the Premises and serving the other parts of the Building. For the purposes of this Lease, the Premises shall be conclusively deemed to consist of the number of square feet of Leased Area as set forth in the Architect's Size Certification, provided that in no event shall the Leased Area of the Premises vary from the approximated 25,000 square feet by more than five percent (5%) without the written consent of Landlord and Tenant.

2.2 Term. If the Commencement Date of the Term is definite, the Term shall commence on the Commencement Date, and shall end at Noon on the last day of the Lease Term, unless sooner terminated as hereinafter provided. If the Commencement Date of the Term is estimated, the Term of this Lease shall commence on the earlier of (i) thirty (30) days after the issuance of a notice (the "Final Notice") given by the Landlord to the Tenant informing the Tenant that the improvements to the Premises as provided for in Section 3.1. hereof have been substantially completed, or (ii) the day the Tenant commences its operations in the Premises, and shall end at Noon on the last day of the Lease Term, unless sooner terminated as hereinafter provided. Landlord shall use all reasonable efforts to deliver possession of the Premises to the Tenant on or before the estimated Commencement Date. Landlord represents to Tenant that the Final Notice shall be issued not later than March 1, 1997 (the "Final Notice Deadline"). However, if Landlord, due to causes not related to delays caused by Tenant, cannot deliver possession of the Premises to Tenant by the Final Notice Deadline, this Lease shall not be void or voidable, but Tenant shall receive a credit against the earliest Rent due by Tenant hereunder in the amount of two months for each one month delay, pro-rated for any partial month of delay (the "Delay Penalty"). In the event completion of the Building or possession of the Premises is delayed due to the acts or failure to act of the Tenant, the Delay Penalty shall not apply to the delay or that portion which is caused by Tenant. Tenant shall strictly comply with the requirements and timing specified in
Section 3.1 of this Lease, and the Final Notice Deadline shall be extended by the number of days of delay caused by Tenant or during which Tenant is required to respond or comply with the provisions of Section 3.1 of this Lease and fails to do so. If the Commencement Date of the Term is estimated, when the commencement and expiration dates of the Lease Term have been determined, the Landlord and the Tenant shall execute, acknowledge and deliver a written Estoppel Certificate in such form as Landlord shall provide to Tenant specifying the commencement and expiration dates of the Lease Term, that the Tenant is in possession of the Premises and is paying the Annual Minimum Rent and all other charges hereunder, and that the Tenant has no claims, defenses, set-offs or counter-claims against the Landlord (or, if so, specifying the nature and amount thereof). Such statement, when so executed, acknowledged and delivered, will be deemed to be incorporated in and become a part of this Lease.

3.       Leasehold Improvements.

3.1. Construction of Leasehold Improvements. The Landlord shall, prior to the Commencement Date, construct the Building. In addition, prior to the Commencement Date, Landlord shall improve the Premises as set forth in Exhibit "B" (Landlord's Work). The Landlord's Work shall consist of improvements to the Premises to the limit of the Landlord's Cost Limit (hereafter defined) based upon plans and specifications mutually agreed upon by Landlord and Tenant, pursuant to which the Premises shall be improved between the unfinished floor slab surface and the interior roof surface which improvements shall include, without limitation, wall surfaces defining the confines of the Premises, wall partitions within the Premises, mechanical systems, plumbing systems and fixtures, electrical systems, lighting systems and fixtures, ceiling components, and floor coverings, and which improvements shall exclude, without limitation, movable furnishings and decorative items. Landlord shall pay for the actual costs of the Landlord's Work for the construction of the Premises to the cumulative limit of $20 per square foot of the Premises, plus fees for the architect's services for the initial space plan and one revision based upon comments from Tenant and construction documents (collectively, as computed, the "Landlord's Cost Limit"). Not later than five (5) days after written demand from Landlord to Tenant with a detailed statement showing amounts totaling the Landlord's Cost Limit and costs exceeding the Landlord's Cost Limit, Tenant shall pay to the order of Landlord that portion of the Landlord's work and the amount of architect's fees and the cost of construction documents which exceeds the Landlord's Cost Limit. Notwithstanding anything herein to the contrary, in the event Landlord's budget for the Landlord's Work confirms, in advance of construction, that the Landlord's Work shall exceed the Landlord's Cost Limit, Tenant shall deposit with Landlord, prior to the commencement of construction, the amount of such difference, which Landlord shall apply to the cost of the Landlord's Work prior to the disbursement of any of Landlord's funds therefore. Any improvements to the Premises other than those set forth in Exhibit "B" shall be constructed by the Landlord at the sole cost and expense of the Tenant ("Tenant's Work"). No later than seventy-five (75) business days after the execution of this Lease by the Tenant: (i) Tenant shall furnish Landlord with a Preliminary Space Plan for the Premises, in form acceptable to Landlord, drawn to a scale of one-eighth inch (1/8") equals one (1) food, or (ii) Landlord and Tenant, or their representatives, shall meet for the purpose of preparing a Preliminary Space Plan for the Premises. Within ten (10) business days from Landlord's receipt of the Preliminary Space Plan, Landlord shall prepare and furnish to Tenant an estimated cost of construction of Landlord's Work and, if applicable, Tenant's Work, including in the estimate separate entries for labor and material. No later than five (5) business days after submission of Landlord's estimate of construction costs to Tenant, as set forth above, Tenant shall either agree to the estimate and authorize Landlord to proceed with the Landlord's Work and Tenant's Work or furnish to Landlord specific objection to the Preliminary Space Plan and/or the estimates. If Landlord and Tenant agree to Landlord's estimated construction costs and to a final Space Plan, Landlord and Tenant shall execute the form attached hereto as Exhibit "B", incorporating the agreed-upon Space Plan for the Premises, and setting forth the agreed cost of construction. If Landlord and Tenant are unable to agree upon a Space Plan or construction cost for Landlord's Work and, if applicable for Tenant's Work within thirty (30) days from the execution of this Lease by the Tenant, then Landlord shall have the right to terminate this Lease upon three (3) days written notice to Tenant and, thereupon, neither Landlord nor Tenant shall have any further rights or obligations under this Lease. The agreed cost of construction of Tenant's Work shall be paid by Tenant to Landlord during the period of construction, pro-rata, comparing the cost of the Landlord's Work to the cost of the Tenant's Work, provided that Tenant shall pay its share to Landlord not later than five (5) business days after Landlord's requisition to Tenant therefore. Landlord shall endeavor to contain the cost of the Landlord's Work within the Landlord's cost Limit. The construction plans for the Building, which shall be prepared by Farmer and Baker Architects of Orlando, Florida, shall, when completed, be initialed as approved by Landlord and Tenant before construction of the Building commences. Tenant shall fully and diligently cooperate with Landlord in regard to the approvals and process required to accomplish the Landlord's Work and, if applicable, the Tenant's Work.

3.2. Ownership of Improvements. All improvements to the Premises shall remain the property of the Landlord. In no event shall Tenant make any improvements or alterations to the Premises, including the installation and removal of trade fixtures, without the prior written consent of Landlord.

4.        Rent and Other Payments.

4.1. Payment. All Rent and other charges payable to the Landlord under any provision of this Lease shall be paid to the Landlord, or as the Landlord may otherwise designate, in lawful money of the United States at the address of the Landlord or at such other place as the Landlord in writing may designate, without any set-off or deduction whatsoever, and without any prior demand therefor. In addition to the payment of the Rent and other charges, the Tenant shall also pay to the Landlord, at the time of payment of such Rent and other charges, all sales, use and/or occupancy taxes payable by virtue of any such payments. Rent for any period beginning during the term hereof which is for less than one (1) month shall be a prorated portion of the monthly installment.

4.2. Annual Minimum Rent. The Tenant shall pay the Annual Minimum Rent, which is subject to adjustments as hereinafter set forth, in equal monthly installments in advance on the first day of each calendar month included in the Lease Term. The first monthly installment shall be paid within three (3) days after the issuance of the Final Notice. Tenant acknowledges that late payment by Tenant to Landlord of Rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which would be extremely difficult and impractical to ascertain. Such costs include, but are not limited to, processing and account charges, and late charges which may be imposed on Landlord by the terms of any Mortgage encumbering the Premises. Therefore, in the event any installment of Rent or any sum due hereunder is not paid within five (5) days after such amount is due, Tenant shall pay to Landlord as Additional Rent, a late charge equal to five (5%) of each such installment or other sum or Twenty Five ($25.00) Dollars per month, whichever is greater. A sum of Fifteen ($15.00) Dollars shall also be due from and paid by Tenant to Landlord for each returned check, and Tenant shall pay a charge of One Hundred Fifty Dollars ($150.00) for preparation of a demand for delinquent rent in addition to all other sums due by Tenant under this Lease. Notwithstanding anything herein to the contrary, provided Tenant is not then in default thereunder, Tenant shall be relieved of the obligation to pay the Annual Minimum Rent during the second and third months of the Term of this Lease (the "Abated Rent"), subject to the obligation of Tenant to pay the amount of the Abated Rent in the event and at the time an Event of Default of Tenant occurs hereunder.

4.3. Adjustment of Annual Minimum Rent. The Annual Minimum Rent specified in Section 1.1. hereof will be increased on each anniversary of the Commencement Date during the Term by an amount equal to three percent (3%) of the Annual Minimum Rent for the prior year of the Term.

4.4 Additional Rent. Landlord shall furnish to Tenant, prior to January 31st of each year, Landlord's estimate of Operating Expenses for the coming year. The estimate shall be determined as though the Building were occupied at the actual occupancy rate or at an occupancy rate of ninety (90%) percent, whichever is higher. Tenant shall pay to Landlord, on the first day of each month as Additional Rent, an amount equal to one-twelfth (1/12) of Tenant's Proportionate Share of Landlord's estimate of Operating Expenses. Until Landlord shall furnish such estimate to Tenant, Tenant shall pay to Landlord, on the first day of each month, an amount equal to the Additional Rent payable during the preceding month. If there shall be any increase or decrease in Operating Expenses for any year, whether during or after such year, Landlord shall furnish to Tenant a revised estimate and the Additional Rend shall be adjusted and paid or refunded, as the case may be. If the calendar year for which such estimate is furnished ends after the termination of this Lease, or begins before the commencement of this Lease, the Additional Rent payable hereunder shall be prorated to correspond to that portion of the calendar year occurring within the Term of this Lease. Within one hundred twenty (120) days after the end of each calendar year, Landlord shall furnish to Tenant an Operating Statement showing actual Operating Expenses incurred for the preceding year, adjusted where appropriate to a projected cost as though the Building were 90% occupied for any periods where actual occupancy was less than 90%. If the Operating Statement shows that the sums paid by Tenant exceed Tenant's Proportionate Share of Operating Expenses, Landlord shall promptly either refund to Tenant the amount of such excess or credit the amount thereof against subsequent payments of Additional Rent; and if the Operating Statement shows that the sums paid by Tenant were less than Tenant's Proportionate Share of the same, Tenant shall pay the amount of such deficiency within ten (10) days after demand therefor. Failure or delay of Landlord to submit the written statement referred to herein shall not waive any rights of Landlord. Notwithstanding the foregoing, the Annual Minimum Rent shall never be decreased below that amount set forth in
Section 1.1. of this Lease. For purposes of this Lease, "Operating Expenses" shall mean and include costs and disbursements (other than income taxes) of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the management, maintenance, repair or operation of the Building or the Property, including without limitation, real property taxes, personal property taxes, electricity, steam, water, gas, fuel, heating, lighting, air conditioning, HVAC system (heating, ventilation and air conditioning system) replacement, repair and maintenance, window cleaning, janitorial, insurance (including, without limitation, fire, extended coverage, liability, workmen's compensation, elevator or any other insurance carried by Landlord and applicable to the Building or the Property), parking lot maintenance (including re-striping), landscaping, painting, uniforms, management fees, supplies, sundries, sales or use taxes on supplies and services, costs of wages and salaries of all persons engaged in the operation, administration, maintenance and repair of the Building or the Property, and fringe benefits (including, without limitation, social security taxes, pension, hospitalization, welfare or retirement plans, or any other similar or like expenses incurred under the provisions of any collective bargaining agreement, or any other cost or expenses which Landlord pays or incurs to provide benefits for employees so engaged in the operation, administration, maintenance and repair of the Building or the Property), the charge of any independent contractor who, under contract with Landlord or its representative, does any of the work of operating, maintaining or repairing of the Building, legal and accounting expenses (including, without limitation, such expenses or charges not hereinabove mentioned which in accordance with generally accepted accounting and management principles for properties in Florida similar to the Property. Tenant shall also pay to Landlord, as Additional Rent, when and as billed by Landlord, Tenant's Proportionate Share of the cost of capital improvements made to the Building by Landlord after the Lease Date which are intended to result in a reduction of Operating Expenses or to comply with any law or regulation that was not applicable to the Building on the Lease Date, amortized over such reasonable period as Landlord shall determine consistent with generally accepted accounting principles, together with interest on the unamortized balance at the rate of interest reasonable available to Landlord for the borrowing of funds for construction of such capital improvements; provided that Tenant shall only be responsible for such amortized amounts applicable to the Lease Term. In the case of any capital improvement which is intended to result in a reduction in Operating Expenses, the total cost of such capital improvement included in Operating Expenses shall not exceed the reduction in Operating Expenses resulting from such capital improvement as reasonable estimated, in accordance with accepted engineering practices, by Landlord's engineer at the time of installation.

4.5      (Intentionally deleted).

4.6 Security Deposit. Upon full execution of this lease by Landlord and Tenant, Tenant shall pay to Landlord a Security Deposit in the amount set forth in Section 1.1. hereinabove, to be held by Landlord for the faithful performance by Tenant of Tenant's covenants and obligations hereunder, it being expressly understood that the Security Deposit shall not be considered as an advance payment of Rent or as a measure of Landlord's damages in the event of a default by Tenant. If at any time during the Term hereof, or the Term as it may be extended, the Tenant shall be in default in payment of Rent or any other sum due the Landlord as Additional Rent, the Landlord may, but shall not be obligated to, apply all or a part of the Security Deposit for such payment. The Landlord may also apply all or part of the Deposit to repair damages to the Premises during or upon the termination of the tenancy created by this Lease. In such event, the Tenant shall, on demand, pay to the Landlord a like sum to replenish the Security Deposit. If Tenant is not in default at the termination of this Lease, Landlord shall return the Security Deposit to the Tenant. Landlord shall not be required to keep the Security Deposit separate from its general funds. Landlord and Tenant agree that Landlord shall be entitled to immediately endorse and cash Tenant's Rent and Security Deposit check(s) accompanying this Lease.
It is further agreed and understood that such action shall not guarantee acceptance of this Lease by Landlord, but in the event Landlord does not accept this Lease, the Tenant's Rent and Security Deposit checks so delivered shall be refunded in full to Tenant.

5. Utility Services and Maintenance by Landlord. The Landlord shall cause the necessary mains, conduits and other facilities to be provided to supply water, sanitary sewer facilities and electricity into the Premises. The Tenant shall pay directly all charges for electric, telephone and any other utilities used or consumed in the Premises which are separately metered to the Premises.
A dumpster will be provided for refuse collection and Tenant shall pay Landlord on a monthly basis in advance Tenant's portion of the water, sewer and refuse collection charges for the Building as may be estimated by the Landlord. This charge shall constitute Additional Rent as described in Section 4.4. hereinabove. In the event that Tenant shall fail or refuse to pay any utility charges individually metered to Tenant, the Landlord may, but shall not be obligated to, pay such charges, and Tenant shall reimburse the Landlord on demand. If Tenant uses water or produces refuse in excess of normal use, Landlord, in its discretion may allocate Tenant the increased cost for such services as measured or estimated by Landlord, and Tenant shall pay Landlord, on demand, any increased cost so measured or estimated. Landlord shall keep or have kept in good repair and order the exterior of the Building, including exterior walls, roof and roof deck, and the parking area, exterior lighting, common areas, structural components and landscaping, and shall make replacements thereto as Landlord, in its reasonable discretion, determines are necessary or appropriate. Landlord shall make all repairs which are its responsibility under this Lease with due diligence and due care in a good and workmanlike manner and in compliance with all applicable local, state and federal regulations, ordinances and laws and in making such repairs shall use reasonable efforts to prevent unnecessary interference with Tenant's use of the Premises. Landlord shall promptly repair any damage to the Premises caused by the gross negligence or willful misconduct of Landlord, its agents, servants, employees or contractors. The portion of the Building intended to be designated as the exterior shall exclude those portions herein covenanted and agreed by Tenant to be kept in repair. For the purpose of this paragraph, it is expressly understood that plate glass windows shall not be considered a part of the exterior of the Building; if any plate glass window in the Premises is damaged or broken Tenant shall be liable for its prompt repair and replacement.

6.       Insurance.

6.1 Insurance to be Maintained by Tenant. Tenant shall maintain, at Tenant's expense, with companies acceptable to Landlord during the term of this Lease (i) liability insurance in the form of a Combined Single Limit Bodily Injury and Property Damage Insurance Policy insuring Landlord and Tenant against any liability arising out of use, occupancy or maintenance of the Premises and all other areas appurtenant thereto in an amount not less than One Million ($1,000,000) Dollars per occurrence; and (ii) a policy of all perils property insurance covering loss or damage to all of Tenant's inventory, fixtures, furniture and equipment located on the Premises to the extent of at least eighty (80%) percent of their insurable value without deduction for depreciation. During the term of this Lease, the proceeds from any such policy or policies of insurance shall be used for the repair or replacement of the property and equipment so insured. Landlord will not carry insurance on Tenant's property. Tenant shall furnish Landlord with a certificate of all insurance policies required by this Lease evidencing the existence and mounts of such insurance with loss payable clauses satisfactory to Landlord no later that then (10) days before the commencement of the Lease Term. Renewals of such policies shall be deposited with the Landlord no later than ten (10) days prior to the expiration of the terms of such coverage. If the Tenant fails to comply with such requirement, the Landlord may, but shall not be obligated to, obtain such insurance and keep the same in effect, and Tenant shall pay Landlord the premium costs thereof upon demand.

6.2 Insurance to be Maintained by Landlord. Landlord may obtain and keep in force, during the Lease Term, the following policies of insurance with loss payable to Landlord: (i) a policy of Combined Single Limit Bodily Injury and Property Damage Insurance, insuring Landlord against any liability arising out of ownership, use, occupancy or maintenance of the Building and Property; (ii) a policy or policies of insurance covering loss or damage to the Building and Property, but not Tenant's inventory, fixtures, furniture and equipment, in an amount not to exceed the full replacement value thereof, as the same exists from time to time, providing all risk protection against all perils included within the classifications of fire, extended coverage, vandalism, malicious mischief, special extended perils ("all risk", as such term in the insurance industry) and plate glass insurance; (iii) a policy of rental value insurance in an amount not less than one (1) year's gross rentals for all tenants occupying any portion of the Building: and (iv) any other insurance the Landlord deems necessary or appropriate. The cost of the insurance procured by Landlord shall be considered Additional Rent of which the Tenant shall pay its Proportionate Share pursuant to Section 4.4. hereof. If Landlord's insurance premiums exceed the standard premium rates because the nature of Tenant's operation and use of the Premises results in extra hazardous exposure, then Tenant shall, upon receipt of appropriate invoices form Landlord, reimburse Landlord for such increase in premiums. It is understood and agreed between the parties hereto that any such increase in premiums shall be considered as Annual Minimum Rent due and shall be included in any lien for rent.

6.3 Waiver of Subrogation. As long as their respective insurers so permit, Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage and other property insurance policies existing for the benefit of the respective parties. Each party shall obtain any special endorsements, if required by their insurer, to evidence compliance with the aforementioned waiver.

7.       Additional Covenants of Tenant.

7.1 Affirmative Covenants. The Tenant covenants, at its expense, at all times during the Lease Term:

7.1.1. To perform promptly all of the obligations of the Tenant set forth in this Lease and in the Exhibits and Addenda attached hereto, and to pay when due the Rent, Additional Rent and all other charges and sums which are to be paid by Tenant pursuant to this Lease.

7.1.2. To use the Premises only for the Permitted Use and to abide by and conform to all use restrictions set forth in the certificate of occupancy issued for the Premises, and in the Rules and Regulations (as the same may be reasonably amended from time to time in Landlord's discretion), the mortgage(s), if any, filed of record encumbering the Premises, and all other laws, orders, permits, rules and regulations of any governmental authority claiming jurisdiction over the Premises.

7.1.3. To keep the Premises, including equipment, doors, floors, walls and windows, facilities and fixtures therein, clean, neat and in good order, repair and condition, and Tenant will not suffer or permit any waste of the Premises. Tenant shall, at Tenant's expense, keep in clean condition and good repair all restroom fixtures and facilities within the Premises. If Tenant's acts or operations other than ordinary use result in obstruction of sanitary sewer lines, Tenant shall pay to Landlord the expense of Landlord's clearing or repair of the sewer lines. Landlord represents to Tenant that, to Landlord's actual knowledge , the heating, ventilation, and air conditioning systems serving the Premises currently are in good working condition and no change in the condition is expected to occur prior to the Commencement Date.

7.1.4 To keep the Premises equipped with all safety appliances required in order to comply with any law, ordinance, order or regulation of any governmental authority or board of fire underwriters having jurisdiction.

7.1.5. To defend and hold the Landlord harmless and indemnified form all injury, loss, claims and damage (including attorneys' fees, paralegals' fees and disbursements) to any person or property arising from or related to, or connected with the use or occupancy of the Premises, the conduct or operation of the Tenant's business, or the Tenant's work at the Premises unless caused by or resulting from the negligence of Landlord, its agents, servants or employees in the operation or maintenance of the Premises or the Building. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant's occupancy of the Premises, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including reasonable attorneys' fees and paralegals' fees and costs.

7.1.6. To permit Landlord or the Landlords' agents to enter upon the Premises at all reasonable times to examine and to make repairs, alterations, improvements or additions to the Premises or the Building without the same constituting an eviction of the Tenant, in whole or in part, and all rents shall in no way abate while such repairs, alterations, improvements or additions are being made by reason of loss or interruption of business of the Tenant because of the prosecution of any such work. The Landlord or the Landlord's agents shall also have the right to enter upon the Premises at reasonable times to show them to prospective mortgagees or purchasers of the Building. During the ninety
(90) days prior to the expiration of the term of this Lease, the Landlord may show the Premises to prospective tenants, and the Landlord may also place upon the Premises the usual notices "For Rent", which notices the Tenant shall permit to remain thereon without molestation. If, during the last month of the Term, the Tenant shall have removed all or substantially all of the Tenant's property from the Premises, the Landlord may immediately enter and alter, renovate and redecorate the Premises without elimination or abatement of rent or additional rent or other compensation, and such action shall have no effect upon this Lease.

7.1.7. To pay on demand all of Landlord's expenses (including, without limitation, the attorneys' fees, paralegals' fees and costs incurred by Landlord, whether or not in litigation, including fees and costs incurred at appellate levels and post-judgment proceedings in litigation) incurred by or on behalf of Landlord in enforcing the obligations of the Tenant under this Lease, pursuing any remedy of Landlord under this Lease, or in curing any default by the Tenant under this Lease.

7.1.8. To forthwith cause to be discharged of record (by payment, bond, order of a court of competent jurisdiction or otherwise) any mechanic's lien at any time filed against the Premises, the Building or the Property for any work, labor services or materials claimed to have been performed at or furnished to the Premises and ordered by or on behalf of the Tenant (except for Landlord's work), or anyone holding the Premises through or under the Tenant. If the Tenant shall fail to cause such lien for work, labor, services or materials ordered by or on behalf of the Tenant (or anyone holding the Premises through or under the Tenant) to be discharged upon demand, then, in addition to any other right or remedy of the Landlord, the Landlord may, but shall not be obligated to, discharge the same by paying the amount claimed to be due, by bonding or by any other proceeding deemed appropriate by the Landlord, and the amount paid by the Landlord, and all costs and all expenses, including reasonable attorneys' fees and paralegals' fees, incurred by the Landlord in procuring the discharge of such lien shall be deemed to be an additional assessment. The Landlord's estate in the Premises shall not be subject to any lien or liability under the Lien Laws of the State of Florida.

7.1.9. To quit and surrender to the Landlord the Premises upon the expiration of the Lease Term or other termination of the Lease, broom clean, in good order and condition, ordinary wear and tear excepted, and at Tenant's expanse, to remove all property of the Tenant, to repair all damages to the Premises caused by such removal, and to restore the Premises to the condition in which they were prior to the installation of the articles so removed. All property not so removed shall be deemed to have been abandoned by the Tenant and may be retained or disposed of by the Landlord, as the Landlord shall desire.

7.1.10. To remain fully obligated under this Lease, notwithstanding any assignment or sublease or any indulgence by the Landlord to the Tenant or to any assignee or sublessee.

7.1.11. To fully understand and agree that the Landlord shall have no liability for any loss or damage to Tenant's business or personal property arising out of, but not limited to, any of the following causes: hurricanes, excessive rain, roofing defects, bursting of pipes, fire, windstorm, malfunction of sewer or water system, interruption of utility services or any act or omission of Landlord or any of Landlord's agents on or about the Premises.

7.1.12. To keep the Premises free from all rubbish, dirt, and debris and to deposit all trash in trash receptacles to be furnished by Landlord at designated locations within the common areas of the Property. The Tenant understands that boxes and trash shall not be stacked outside of the Premises and/or on any abutting roadway, driveway or parking area.

7.1.13. To provide Landlord with a financial statement of Tenant in form satisfactory to Landlord upon execution of this Lease by Tenant, and to provide additional financial statements of Tenant and/or individual financial statements of shareholders or partners of Tenant, if Tenant is a corporation or partnership, if so requested by Landlord. Additional financial statements in form satisfactory to Landlord shall be furnished to Landlord within ten (10) days of notification.

7.1.14. To furnish to the Landlord any documentation requested by Landlord to show the status of this Lease or other financial condition of Tenant, provided that so long as Tenant is a public company Landlord can only require Tenant to deliver such financial information as is available to the general public.

7.1.15. To maintain throughout the term of this Lease a sign with Tenant's name thereon at or near the front entrance to the Premises at a place designated by Landlord. Such sign shall be of a size, design, material and specification as shall meet the standards and criteria of Landlord. The written consent and approval of Landlord shall be obtained prior to the installation of any sign. A sign for which the written approval of Landlord has not been obtained may be removed by Landlord at Landlord's discretion.

7.1.16. To timely and directly pay the cost of all utilities, repair services, maintenance services and replacement expenses relating to or serving the Premises which are not included within the definition of Operating Expenses. The costs and expenses which Tenant shall be responsible to timely and directly pay shall include, without limitation, utilities separately metered for the Premises, and janitorial services for the interior of the Premises (unless Landlord determines, in its sole discretion, to include janitorial services for the interior of the Premises in its annual budget of Operating Expenses, which determination shall be made annually by Landlord, in which event the use of janitorial services for that year shall be included as a part of the Operating Expenses and Tenant shall not be directly responsible therefore).

7.2. Negative Covenants. Tenant covenants at all times during the Lease Term and such further time as the Tenant occupies the Premises, or any part thereof:

7.2.1. Not to injure, overload, deface or otherwise harm the Premises or any part thereof or any equipment or installation therein; not commit any waste or nuisance; not permit the emission of any objectionable noise or odor; not burn any trash or refuse in or about the Premises; not make any use of the Premises, or any part thereof or equipment therein, which is improper, offensive or contrary to any law or ordinance or to reasonable rules or regulations of the Landlord as such may be promulgated from time to time; nor park any vehicles so as to interfere with the use of driveways, walks, roadways, highways, streets or parking areas.

7.2.2. Not to make any alterations or additions to the Premises or to the Building, not permit the making of any holes in the walls, ceilings or floors thereof. All alterations or improvements to the Premises shall be made by Landlord at Tenant's expense, unless Landlord and Tenant shall otherwise agree in writing.

8. Prohibition Against Mechanic's Liens. Any liability of the Landlord or of the Property for any work or improvements made upon the Premises by the Tenant is hereby expressly prohibited. The interest of the Landlord in and to the Premises, the Building and the Property shall not be subject to liens for improvements made in or to the Premises by Tenant or by Tenant's employees, contractors, subcontractors or agents. Tenant represents and warrants unto Landlord that any construction contract which Tenant enters into for construction of improvements in the Premises (which shall occur only following Landlord's express written consent) shall expressly prohibit the filing of liens against the Landlord's interest in the Premises, Building and Property.

9.         Assignment, Subletting and Encumbrances.

9.1 Landlord's Consent Required. Tenant shall not assign, transfer, mortgage, pledge, hypothecate or encumber this Lease or any interest therein, without the prior written consent of Landlord, which consent may be withheld by Landlord in its sole discretion, and any attempt to do so without such consent being first obtained shall be voidable and, at Landlord's election, shall constitute a default of Tenant under this Lease. Tenant shall not sublease all or any portion of the Premises without the prior written consent of Landlord, which consent shall not be unreasonable withheld nor delayed. Notwithstanding anything herein to the contrary, in the event Tenant sells all of its corporate stock or substantially all of its assets, upon the written request of Tenant to Landlord to approve the assignment of the Tenant's interest under the Lease, provided this Lease is in good standing and Tenant is not in default hereunder as of the date of the request, Landlord shall approve the assignment of the Tenant's interest under this Lease to the purchaser conditioned upon: (i) The delivery to Landlord of a current financial statement of the purchaser showing a net worth and cash flow at least as positive as the net worth and cash flow of Tenant as disclosed in Tenant's most recent financial statement prior to the sale to the purchaser; (ii) the delivery to Landlord of evidence, reasonable acceptable to Landlord, of the sale of Tenant's stock or assets to the purchaser; (iii) the delivery to Landlord of evidence, reasonable acceptable to Landlord, of the organization, existence and good standing of the purchaser entity; (iv) the execution by Tenant and the purchaser, and delivery of an original to Landlord, of an assignment and assumption agreement inform and content reasonable acceptable to Landlord pursuant to which the purchaser shall assume the Tenant's interests under this Lease and be bound by all of the terms hereof commencing as of the date of the assignment; and (v) the payment to or on behalf of Landlord of Landlord's reasonable legal fees and costs, not to exceed $3,500, associated with the consideration and approval of the assignment of the Tenant's interest hereunder to the purchaser.

9.2. Tenant's Application for Consent. In the event that Tenant desires at any time to assign this Lease or to sublet the Premises or any portion thereof, Tenant shall submit to Landlord, in writing, at least sixty (60) days prior to the proposed effective date of the assignment or sublease; (i) a Notice of Intention to Assign or Sublease, setting forth the proposed effective date, which shall be not less than sixty (60) not more than (90) days after the sending of such notice; (ii) the name of the proposed subtenant of assignee;
(iii) the nature of the proposed subtenant's or assignee's business to be carried on in the Premises; (iv) the terms and provisions of the proposed sublease or assignment; (v) a current audited financial statement of the proposed subtenant or assignee; and (vi) such additional information concerning the proposed assignment or sublease and proposed assignee or sublessee as the Landlord may reasonable request.

9.3.       (Intentionally deleted.)

9.4 Assignment or Sublease Profit. In the event of any assignment or sublease of all or any portion of the Premises, having first been approved by Landlord, where the rental reserved in the assignment or sublease exceeds the rental or prorata portion of the rental, as the case may be, for such space reserved in the Lease, Tenant shall pay Landlord monthly, as Additional Rent, at the same time as the monthly installments of Rent required hereunder, the excess of the rental reserved in the assignment or sublease over the rental reserved in this Lease applicable to the assigned or subleased space.

9.5 Permission for Tenant to Assign or Sublease. The granting of permission for Tenant to assign or sublease the Premises on any one or more occasions shall not constitute ipso facto waiver of the requirement imposed hereby that the written consent of the Landlord be obtained for any subsequent or other assignment or subletting, and the acceptance of rent checks and the negotiation of same, or the acceptance of rent payments in any other fashion, from any assignee or sublessee, whether or not Landlord had knowledge of the assignment or sublease under which such assignee or sublessee claims, shall not constitute ipso facto consent by Landlord to such assignment or sublease or constitute a waiver of the restrictions upon assignment and subletting imposed in this section.

10. Assumption of Risk, Indemnification and Hold Harmless. Tenant shall indemnify and hold harmless Landlord, its agents, servants and employees against and from any and all claims arising from Tenant's use of or the condition of the Premises or the conduct of its business or from any activity, work or thing done, permitted or suffered by the Tenant in or about the Premises, and shall further indemnify and hold harmless Landlord against and from any and all claims arising form any breach or default in the performance of any obligations on Tenant's part to be performed under the terms of this Lease, or arising from any act, neglect, fault or omission of the Tenant, or of its agents or employees, and from and against all costs, attorneys' fees, expenses and liabilities incurred in or about such claim or any action or proceeding brought thereon. Tenant upon notice from Landlord shall defend the same at Tenant's expanse by counsel reasonably satisfactory to Landlord. Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever, except that which is caused by the failure of Landlord to observe any of the terms and conditions of this Lease and such failure has persisted for an unreasonable period of time after written notice from Tenant to Landlord of such failure.

11. Landlord's Liabilities. Except in the event and to the extent the Nonresidential Tenancies Part of the Florida Landlord and Tenant Statute (Florida Statues Chapter 83) (the "Statute") may be superseded by the terms of this Lease and this Lease is in conflict with the provisions of the Statute, Tenant shall have the rights and remedies provided to a tenant of non-residential premises under the Statute. Landlord shall indemnify and hold Tenant harmless from and against injury, loss, claims and damage (including attorneys' fees, paralegals' fees and disbursements) arising out of or due to accidents or injuries in the portions of the Property exterior of the Premises which are caused by or result from the gross negligence or willful misconduct of Landlord, its agents, servants or employees in connection with the operation and maintenance of the portions of the Building exterior of the Premises.

12.    Environmental Provisions.

12.1   (Intentionally Deleted.)

12.2   Hazardous Materials Provisions.

12.2.1 Hazardous Materials Covenants. Tenant shall at all times during the Lease Term comply with the following requirements: (a) Tenant shall not cause, permit or suffer any Hazardous Material (as hereafter defined) to be brought upon, treated, kept, stored, disposed of, discharged, released, produced, manufactured, generated, refined or used upon, about or beneath the Premises or the Property by Tenant, its commonly used in the day to day operation of the Premises by Tenant in compliance with all Environmental Requirements (as
hereafter defined).   (b) Tenant agrees that all operations or activities upon,
or any use or occupancy of the Premises, or any portion thereof, by Tenant or any Tenant Parties shall be in all respects in compliance with all Environmental Requirements then governing or in any way relating to the generation, handling, manufacturing, treatment, storage, use, transportation, release, spillage, leakage, dumping, discharge or disposal of any Hazardous Materials. (c) Tenant shall, at its sole costs and expense, promptly take all actions required by any federal, state or local governmental agency or political subdivision to mitigate Environmental Damages (as hereafter defined) which arise directly or indirectly from or in connection with the presence, suspected presence, release or suspected release of any Hazardous Material in or into the air, soil, surface water or groundwater at, on, about, under or within the Premises or Property, or any portion thereof, by Tenant or Tenant Parties. Such actions shall include, if required by any such governmental agency or political subdivision, but not be limited to, the investigation of the environmental condition of the Premises, the Building or any portion of the Property adversely affected by Tenant's breach of any of the provisions of this paragraph (the "Affected Property"), and the preparation of and performance of nay cleanup, remediation, containment, operation, maintenance, monitoring or restoration work, whether on or off of the Affected Property. Tenant shall take all actions required by any federal, state or local governmental agency or political subdivision to restore the Affected Property to the condition existing prior to the introduction of Hazardous Material upon, about or beneath the Affected Property in accordance with the standard of remediation imposed by Applicable Law. Tenant shall proceed continuously and diligently with such investigatory and remedial actions, provided that in all cases such actions shall be in accordance with all applicable requirements of governmental entities. Any such actions shall be performed in a good, safe and workmanlike manner by one or more contractors selected by Tenant, and approved in advance in writing by Landlord, and under the supervision of a Consulting engineer, selected by Tenant and approved in advance in writing by Landlord, and shall minimize any impact on the business conducted at the Property. Tenant shall pay all costs in connection with such investigatory and remedial activities, including but not limited to the charges of such contractor(s) and consulting engineer, all power and utility costs, any and all taxes or fees that may be applicable to such activities, and Landlord's reasonable attorneys' fees, paralegals' fees and costs incurred in connection with monitoring or review of such investigatory and remedial activities. Tenant shall promptly provide to Landlord copies of testing results and reports that are generated in connection with the above-mentioned activities. Promptly upon completion of such investigation and remediation, Tenant shall permanently seal or cap all monitoring wells and test holes to industrial standards in compliance with Applicable Laws, remove all associated equipment, and restore the Affected Property to the maximum extent possible, which shall include, without limitation, the repair of any surface damage, including paving, caused by such investigation or remediation hereunder. (d) If Tenant shall become aware of or receive notice or other communication concerning any actual, alleged, suspected or threatened violation of Environmental Requirements, or liability of Tenant for Environmental Damages in connection with the Premises or activities of any person thereon, then Tenant shall deliver to Landlord, within ten (10) days of the receipt of such notice or communication by Tenant, a written description of said violation, liability, correcting information or actual or threatened event or condition, together with copies of any documents evidencing same. Receipt of such notice shall not be deemed to create any obligation on the part of Landlord to defend or otherwise respond to any such notification. (e) Tenant shall promptly provide to landlord the results of any tests and copies of all registration permits regarding any underground storage tanks located on the Premises and Tenant shall comply with same. (f) In the event of any default under this Lease, Landlord shall have the right in its sole and absolute discretion, but not the duty, to enter upon the Premises at any reasonable time, at the expense of Tenant, to conduct an inspection thereof, including invasive tests, and the activities conducted thereon to determine compliance with all Environmental Requirements and the existence of any Environmental Damages as a result of the condition of the Premises or any surrounding properties and activities thereon. Tenant hereby grants to Landlord, and the agents, employees, consultants and contractors of Landlord, the right to enter upon the Premises and to perform such tests thereon or therein as are necessary to conduct such reviews and investigations in accordance with the preceding sentence. Landlord shall use its best efforts to minimize interference with the business of Tenant and to restore the Premises to its previous condition, but Landlord shall not be liable for any interference caused thereby or any failure to restore in Landlord reasonable determines that it is not economically practicable.

12.2.2 Hazardous Materials Definitions. The following terms shall have the meanings ascribed to them: (a) "Environmental Damages" means all claims, judgments, damages (including, without limitation, punitive damages), losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs, and expenses of investigation and defense of any claim, whether or not such is ultimately defeated, and of any settlement or judgment, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including without limitation, reasonable attorneys' fees and paralegals' fees and disbursements and consultants' fees, any of which are incurred at any time during or after the Lease Term directly or indirectly from or in connection with the presence, suspected presence, release or suspected release of any Hazardous Material in or into the air, soil, surface water or groundwater at, on, about, under or within the Premises, Building or Property, or any portion thereof, or any surrounding properties, by Tenant or Tenant Parties and including, without limitation: (i) Damages for personal injury, or injury to the Premises, Building or Property or natural resources occurring upon or off of the Property, foreseeable or unforeseeable, including, without limitation, lost profits, consequential damages, the cost of demolition and rebuilding of any improvements on the Property, interest and penalties, including but not limited to, claims brought by or on behalf of employees of Tenant, with respect to which Tenant waives, for the benefit of Landlord only, any immunity to which Tenant may be entitled under any industrial or worker's compensation laws; (ii) diminution in the value of the Property or any part thereof, and damages for the loss of or restriction on the use of or adverse impact on the marketing of rentable or usable space or of any amenity of the Property; (iii) fees incurred for the services of attorneys, consultants, contractors, experts, laboratories and all other costs incurred in connection with the investigation, cleanup or remediation of such Hazardous materials or violation of Environmental Requirements including, but not limited to, the performance of any cleanup, remedial, removal, abatement, containment, closure, restoration or monitoring work required by any federal, state or local governmental agency or political subdivision, or reasonable necessary to restore the Affected Property in accordance with the standard of remediation imposed by Applicable Law or otherwise expended in connection with such conditions, and including, without limitation, any attorneys' fees, paralegals' fees and costs incurred in enforcing this Lease or collecting any sums due hereunder; and (iv) liability to any person or entity to indemnify such person or entity for costs expended in connection with items described in subpart (iii) next above. (b) "Environmental Requirements" means all applicable resent and future statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises and similar items, of all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial and administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment including, without limitation: (i) all requirements, including but not limited to, those pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of Hazardous Materials, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials; and (ii) all requirements pertaining to the protection of the health and safety of employees or the public. (c) "Hazardous Materials" means any substance: (i) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, rule, or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) or the Resource Conversation and Recovery Act (42 U.S.C. Section 6901 et seq.); or (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, any State of the United States, or any political subdivision thereof; or (iv) the presence of which on the Property causes or threatens to cause a nuisance upon the Property or to adjacent properties or poses or threatens to pose a hazard to the Property or the health or safety of persons on or about the Property; of (v) which contains, without limitation, gasoline, diesel fuel or other petroleum hydrocarbons or volatile organic compounds; or (vi) which contains, without limitation, polychlorinated biphenyls

(PCB's) or asbestos or asbestos-containing materials or urea formaldehyde foam insulation; or (vii) which contains or consists of, without limitation, radon gas.

12.2.3 Tenant's Representations and Warranties in Regard to Hazardous Materials. Tenant represents and warrants as follows: (a) Tenant shall obtain any and all permits, licenses and other authorizations which may be required under all Environmental Requirements, including laws relating to emissions, discharges, release or threatened releases of Hazardous Materials into the environment (including ambient air, surface water, ground water or land) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials; (b) Tenant shall not construct, place, deposit, store, dispose of nor locate on the Premises or the Property, any PCB's, transformers, capacitors, ballasts, or other equipment which contains dielectric fluid containing PCB's, or any asbestos or asbestos-containing materials or any insulation material containing urea formaldehyde or any radon gas.

12.2.4 Indemnification. Tenant agrees to indemnify, reimburse, defend, exonerate, pay and hold harmless: (a) Landlord, its affiliates and any other person or entity which holds or which may hereafter have an interest in this Lease; and (b) the directors, officers, shareholders, partners, employees and agents of Landlord and any other person or entity which has or which may hereafter hold an interest in this Lease, form and against any and all Environmental Damages arising in any manner whatsoever out of the violation of or non-compliance with any Environmental Requirements, or the breach of any warranty or covenant or the inaccuracy of any representation of Tenant contained in this Lease.

12.2.5 Survival. Each of the covenants, representations and warranties of Tenant contained in this Section 12 of this Lease shall survive the termination or earlier expiration of this Lease.

12.2.6 Landlord's Environmental Disclosure. Based solely upon a Phase I Environmental Site Assessment Report dated January 31, 1996 under Project No. 96-1012E prepared by Raad-Tannous Engineering Group, Inc. of Orlando, Florida, Landlord discloses to Tenant that Landlord is not aware of the existence of any Hazardous Materials on or in the Property.

12.3 Radon Disclosure. RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from the Tenant's County Public Health Unit.

13. Americans with Disabilities Act. Landlord and Tenant acknowledge that the Americans with Disabilities Act of 1990 (42 U.S.C. Section 12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended from time to time (collectively referred to herein as the "ADA") establish requirements under Title III of the ADA ("Title III") pertaining to business operations, accessibility and barrier removal, and that such requirements may be unclear and may or may not apply to the Premises, Building or the Property depending upon, among other things: (i) whether Tenant's business operations are deemed a "place of public accommodation" or a "commercial facility", (ii) whether compliance with such requirements is "readily achievable" or "technically infeasible", and (iii) whether a given alternative affects a "primary function area" or triggers so-called "path of travel" requirements. Landlord and Tenant acknowledge and agree that Tenant has been or will be provided an opportunity to inspect the plans and specifications for the Premises, the Building and Property sufficient to determine whether or not the Premises, Building and Property will deviate in any manner from the ADA Accessibility Guidelines ("ADAAG") or any other requirements under the ADA pertaining to the accessibility of the Premises, Building or Property. Tenant will be independently obligated to review the plans and specifications for the Landlord's Work and to independently determine that such plans and specifications are in conformance with ADAAG and any other requirements of the ADA and all other laws, rules and regulations applicable to the Landlord's Work. Tenant further acknowledges and agrees that to the extent that Landlord prepares, reviews or approves any of those plans and specifications, such action shall in no event be deemed any representation or warranty that the same comply with any requirements of the ADA. Notwithstanding anything to the contrary in this Lease, Landlord and Tenant agree to allocate responsibility for Title III compliance as follows: (a) Tenant shall be responsible for all Title III compliance (other than "path of travel" requirements which shall be addressed as provided in (b) next below) and costs in connection with the Premises, including structural work, if any, and including any leasehold improvements or other work to be performed in the Premises under or in connection with this Lease, and (b) Landlord shall perform, and Tenant shall be responsible for the cost of, any so-called Title III "path-of-travel" requirements triggered by any construction activities or alteration in the Premises. Except as set forth above with respect to Landlord's Title III obligations, Tenant shall be solely responsible for all other requirements under the ADA relating to the Tenant or any affiliates or persons or entities related to the Tenant or the Premises, including, without limitation, requirements under Title I of the ADA pertaining to Tenant's employees.

14.         Destruction and Condemnation.

14.1. Fire or Other Casualty. In the event of (i) a partial destruction of the Premises or the Building during the Lease Term which requires repairs to either the Premises or the Building, or (ii) the Premises or the Building being declared unsafe or unfit for occupancy by any authorized public authority for any reason other than Tenant's act, use or occupation, which declaration requires repairs to either the Premises or Building, Landlord may elect to commence repairs within sixty (60) days thereof, but such partial destruction shall in no way serve to annul or void this Lease, except that Tenant shall be entitled to a proportionate reduction of Rent while such repairs are being made if the Premises are rendered untenantable thereby. The proportionate reduction is to be based upon the extent to which the making of repairs shall interfere with the business carried on by Tenant in the Premises. In the event that Landlord does not elect to commence repairs within sixty (60) days, or repairs cannot be made under current laws and regulations, either party may terminate this Lease upon ten (10) days written notice. A total destruction, including any destruction required by any authorized governmental authority, of either the Premises or the Building shall terminate this Lease. Landlord shall not be required to repair any property installed in the Premises by Tenant not to repair any portion of the Premises for which insurance proceeds are not paid to Landlord. Tenant waives any right under applicable laws inconsistent with this paragraph and, in the event of a destruction, agrees to accept any offer by landlord to provide Tenant with comparable space within the parcel in which the premises are located on the same terms as this Lease. Nothing herein shall authorize abatement or reduction of rent because of total or partial destruction arising out of the negligent or willful acts of omission or commission by Tenant.

14.2. Condemnation. If any part of the Premises shall be taken or condemned for a public or quasi-public use, and a part thereof remains which is suitable for occupation hereunder, this Lease shall, as to the part so taken, terminate as of the date title shall vest in a condemnor, and the Rent payable hereunder shall be adjusted so that the Tenant shall be required to pay for the remainder of the Term only such portion of such Rent as the number of square feet in the part remaining after the condemnation bears to the number of square feet in the entire Premises at the date of condemnation; but, in such event, Landlord shall have the option to terminate this Lease as of the date when title to the part so condemned vests in a condemnor. If all or any part of the Premises shall be taken or condemned so that there does not remain a portion suitable for occupation, this Lease shall thereupon terminate. If all or a part of the Premises be taken or condemned, all compensation awarded upon such condemnation or taking shall go to the Landlord and the Tenant shall have no claim thereto, and the Tenant hereby irrevocable assigns and transfers to the Landlord any right to compensation or damages to which the Tenant may be entitled during the Term hereof by reason of the condemnation of all, or a part, of the Premises.

15.        Defaults and Remedies.

15.1. Events of Default. The following events shall be deemed to be events of default by Tenant under this Lease: (i) Tenant shall fail to pay any rent or any other sums of money due hereunder and such failure shall continue for a period of seven (7) days after the date such sum is due (provided, however, that the first time (and only the first time) each year during the Lease Term that Tenant fails to pay rent when due, Landlord shall provide written notice to Tenant of such failure (the "Delinquent Rent Notice"), and Tenant shall not be in default due to its failure to timely pay rent the first time during each year of the Term unless Tenant fails to pay the rent due within seven (7) days after the date of the Delinquent Rent Notice); (ii) Tenant shall fail to cure any breach or violation of any non-monetary obligation of Tenant hereunder within seven (7) days after the date on which Landlord issues a notice detailing the breach or violation of Tenant (the "Non-Monetary Breach Notice"), provided, however, that if the cure of such breach or violation cannot reasonable be accomplished within seven (7) days after the date of the Non-Monetary Breach Notice, the time period for cure shall be extended to such time as shall reasonable be required to cure the breach or violation conditioned upon Tenant issuing a written notice to Landlord within seven (7) days after the date of the Non-Monetary Breach Notice detailing what measures Tenant intends to undertake to cure the breach or violation with Tenant accomplishing the cure of the breach or violation within a reasonable period of time thereafter; (iii) the leasehold hereunder demised shall be taken on execution or other process of law in any action against Tenant; (iv) Tenant shall fail to promptly move into, take possession of, and operate its business on the Premises when the Premises are ready for occupancy or shall cease to do business in or abandon any substantial portion of the Premises; (v) Tenant shall become insolvent or unable to pay its debts as they become due, or Tenant notifies Landlord that it anticipates either condition; (vi) Tenant takes any action to, or notifies Landlord that Tenant intends to file a petition under any section or chapter of the United States Bankruptcy Code and rules and regulations promulgated thereunder, as amended, or under any similar law or statute of the United States or any state thereof, or a petition shall be filed against Tenant under any such statute or Tenant or any creditor of Tenant notifies Landlord that it knows such a petition will be filed or Tenant notifies Landlord that it expects such a petition to be filed; (vii) a receiver or trustee shall be appointed for Tenant's leasehold interest in the Premises or for all or a substantial part of the assets of Tenant.

15.2. Remedies. In the event of any default or breach by Tenant, and if such breach shall have continued for a period of three (3) days after the Landlord shall have given written notice by certified or registered mail to the Tenant at its office address set forth in Section 1.1. hereof, then, in such event, Landlord shall have the option to pursue any one or more of the following remedies:

15.2.1. Landlord shall have the right to cancel and terminate this Lease and dispossess Tenant.

15.2.2. Landlord shall have the right without terminating or canceling this Lease to declare all amounts and rents due under this Lease for the remainder of the existing Lease Term (or any applicable extension or renewal thereof) to be immediately due and payable, and thereupon all rents and other charges due hereunder to the end of the initial term or any renewal term, if applicable, shall be accelerated.

15.2.3. Landlord may elect to enter and repossess the Premises and relet the Premises for Tenant's account, holding Tenant liable in damages for all expenses incurred in any such reletting and for any difference between the amount of rent received from such reletting and that due and payable under the terms of this Lease.

15.2.4. Landlord may enter upon the Premises and do whatever Tenant is obligated to do under the terms of this Lease. Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant's obligations under this Lease and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action.

15.2.5. All such remedies of Landlord shall be cumulative, and, in addition, Landlord may pursue any other remedies that may be permitted by law or in equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to be a waiver of such default.

15.2.6. In addition to the specific remedy or remedies elected by Landlord in the event of Tenant's default, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including but not limited to, the cost of recovering possession of the Premises; expenses of reletting, including necessary renovations and alterations of the Premises; all court costs and reasonable attorneys' fees and paralegals' fees and other costs and expenses; and that portion of the leasing commission paid by Landlord applicable to the unexpired term of this Lease. Unpaid installments of rent or other sums shall bear interest from the due date thereof at the maximum lawful rate.

15.2.7. The remedies provided to Landlord shall be enforceable to the maximum extent not prohibited by applicable law, and the unenforceability of any portion hereof shall not thereby render unenforceable any other portion.

15.3. Abandonment of Premises. Landlord and Tenant agree that, for the purposes of this Lease, abandonment of the Premises shall have occurred if (i) the Landlord reasonably believes that the Tenant has been absent from the demised premises for a period of thirty (30) consecutive days, and (ii) the Rent is not current and (iii) ten (10) days have elapsed since service of a three (3) day notice in writing by Landlord upon Tenant requiring payment of Rent or the possession of the Premises.

15.4. Waiver of Jury Trial. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counter-claim brought by either of the parties hereto against the other on any matter arising out of or in any way connected with this Lease.

15.5. Holdover by Tenant. If Tenant should remain in possession of the Premises after the expiration of the Lease Term, then such holding over shall be construed as a tenancy at sufferance at an Annual Minimum Rent double that set forth in Section 1.1. hereof, and subject to all other conditions, provisions and obligations of this Lease insofar as the same are applicable to a tenancy at sufferance.

15.6. Landlord's Right to Cure Defaults. The Landlord may, but shall not be obligated to, cure at any time, without notice, any default by the Tenant under this Lease; and, whenever the Landlord so elects, all costs and expenses incurred by the Landlord in curing such default, including, without limitation, reasonable attorney's fees, together with interest on the amount of costs and expenses so incurred at the maximum lawful rate, shall be paid by the Tenant to the Landlord on demand and shall be recoverable as Additional Rent.

15.7. Waiver. The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any other or any subsequent or continuing breach of the same. The subsequent acceptance or Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent.

16.        Miscellaneous Provisions.

16.1. Notice. Any notice or demand from the Landlord to the Tenant or from the Tenant to the Landlord shall be in writing and shall be deemed duly delivered if mailed by certified mail, return receipt requested, addressed, if to the Tenant, at the address of the Tenant or such other address as the Tenant shall have last designated by written notice to the Landlord; if to the Landlord, at the address of the Landlord or such other address as the Landlord shall have last designated by written notice to the Tenant. Notices shall be deemed delivered when mailed in the manner prescribed above.

16.2. Estoppel Certificate. The Tenant agrees that it will within ten (10) days following written notice by the Landlord, execute, acknowledge and deliver to the Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect, or setting forth any such modifications, and the dates to which the Rent and all other payments due hereunder from the Tenant have been paid, the amount of the Security Deposit then remaining and the amount of any payments paid by Tenant in advance, and stating whether or not, to the best knowledge of Tenant, the Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default. The failure of the Tenant to execute, acknowledge and deliver to the Landlord a statement in accordance with the provisions of this Section will constitute a breach of this Lease by the Tenant.

16.3. Applicable Law and Construction. The laws of the State of Florida shall govern the validity, performance and enforcement of this Lease. The covenants and undertakings contained herein are independent, not dependent covenants, and the invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provision. All negotiations, considerations, representations and understandings between the parties are incorporated into this Lease. The headings of the several articles and sections contained herein are for convenience and do not define, limit or construe the contents of such articles or sections.

16.4. Cancellation. If the Landlord shall be unable, after diligent efforts, to procure the necessary governmental approvals and building permits to construct and complete the Landlord's Work and/or Tenant's Work, Landlord shall notify Tenant of such fact, and upon such notice to Tenant, this Lease shall cease and be deemed canceled as of the date of the notice. Upon any such cancellation, this Lease shall be of no further force and effect and neither party shall have any right or claim hereunder against the other, except that the Landlord shall be required to return to the Tenant, upon such cancellation, the Security Deposit to the extent then paid. Tenant shall not be entitled to interest on such sum.

16.5.      Subordination.

16.5.1. This Lease is subject and subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the Property, and to any and all advances on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. In confirmation of such subordination, the Tenant shall promptly execute any certificate that the Landlord may request. The Tenant hereby constitutes and appoints the Landlord as the Tenant's attorney-in-fact to execute any such certificate or certificates for and on behalf of the Tenant.

16.5.2. At the option of the Landlord, or any successor Landlord or the holder of any mortgage affecting the Premises, the Tenant agrees that neither the foreclosure of a mortgage affecting the Premises nor the institution of any suit, action, summary or other proceeding against the Landlord herein, or any successor Landlord, or any foreclosure proceeding brought by the holder of any such mortgage to recover possession of the Property shall, by operation of law or otherwise, result in the cancellation or termination of this Lease, and upon the request of Landlord, any successor Landlord or the holder of such mortgage, Tenant covenants and agrees to execute an instrument in writing satisfactory to Landlord, successor Landlord, or to the holder of such mortgage, or to the purchaser of the mortgaged premises in foreclosure, whereby Tenant attorns to such successor in interest. No mortgagee or purchaser at foreclosure sale shall be liable to Tenant or subject to off sets or defenses arising as a result of acts or omissions of a prior Landlord.

16.6. Landlord's Liability. The liability under this Lease of Landlord shall be limited to its interest in the Building of which the Premises are a part; and Tenant, its successors and assigns, hereby waive all rights to proceed individually against Landlord or any of Landlord's partners, officers, directors or shareholders. The term "Landlord", as used in this Section, shall mean only the owner or owners at the time in question of the fee simple title to the Property, and in the event of any transfer of such title or interest Landlord (and in case of any subsequent transfer, the then grantor) shall be relieved from and after the date of such transfer of all liability with respect to Landlord's obligations under this Lease, provided that any funds in the hands of Landlord (or then grantor at the time of such transfer) in which Tenant has an interest, shall be delivered to the grantee. The obligations to be performed by Landlord shall, subject to the foregoing, be binding on Landlord's successors and assigns only during their respective periods of ownership, and no successor Landlord shall have liability to Tenant with respect to defaults hereunder occasioned by the acts or omissions of any predecessor Landlord.

16.7. No Oral Changes. This Lease shall not be changed or terminated orally, but only upon an agreement in writing signed by the parties hereto.

16.8. No Representation by Landlord. The Landlord and the Landlord's agents have made no representations, warranties or promises with respect to the Premises, Building or Property, except as herein expressly set forth. This Lease specifically supersedes any prior written or oral communications between Landlord and Tenant or any of their agents.

16.9. Parking. Parking, on an unreserved basis, shall be provided for the benefit of Tenant, its employees, invitees and licensees, at the rate of four parking spaces for each 1,000 square feet of Leasable Area. The Tenant shall be entitled to park in common with other tenants of the Property. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of the parking facilities. Landlord reserves the right, in its absolute discretion, to allocate parking spaces among Tenant and other tenants of the Property, or to assign parking.

16.10 Recording of Lease. Neither this Lease nor any memorandum or notice hereof shall be recorded by Tenant. However, it may be recorded by Landlord and Landlord's option. If this Lease, or any memorandum or notice hereof is recorded by the Tenant, such recordation may be declared by Landlord as a material event of default by Tenant hereunder.

16.11. Notice to Mortgagee and Opportunity to Cure. Tenant agrees to give any mortgagee(s) of the Property, by certified mail, a copy of any Notice of Default served upon the Landlord, provided that prior to such Notice, Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise), of the addresses of such mortgagee(s). Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagee(s) shall have an additional thirty (30) days within which to cure such default, or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty
(30) days the mortgagee(s) has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

16.12. Recovery of Fees and Costs. In the event of any litigation arising out of terms of this Lease, the prevailing party shall be entitled to recover reasonable attorneys' fees, paralegals' fees and costs from the losing party, including at appellate levels and post-judgment proceedings.

16.13. Joint Obligation. If there is more than one party or person executing this Lease as Tenant, the obligations hereunder imposed upon Tenant shall be joint and several among all parties or persons executing this Lease as Tenant.

16.14. Time. Time is of the essence of this Lease and each and all of its provisions in which performance is a factor.

16.15. Brokerage Commission. Tenant represents and warrants unto Landlord that Tenant has had no dealings with any broker or agent in connection with this Lease other than Landmarks Group Services Corporation and Dunhill Properties, the brokers engaged by Landlord, and Tenant covenants to pay, hold harmless and indemnify Landlord from and against any and all cost (including attorneys' fees, paralegals' fees and costs including at appellate levels and post-judgment proceedings), expense and liability for any compensation, commissions and charges claimed by any other agent or broker with respect to this Lease or the negotiation thereof.

16.16. Landlord's Lien. To secure the obligations to be performed by Tenant under this Lease, Tenant grants to Landlord a continuing and unconditional security interest (the "Security Interest") in all of the furniture, fixtures, equipment and other property of Tenant, except for Tenant's inventory of goods (as determined in accordance with the definition and designation of "inventory" under generally accepted accounting principles applied in the United States, provided that in all events inventory shall include, for purposes of this Lease, raw materials used in Tenant's business, work in progress, finished goods and consignment goods, but shall specifically exclude furniture and equipment which are not regularly available for sale in the ordinary course of Tenant's business), from time to time located within the Premises together with all replacements and substitutions thereof and profits and proceeds therefrom. The Security Interest is in addition to any lien provided to Landlord under statutory or common law. Tenant agrees to execute at Landlord's request a UCC-1 Financing Statement so as to perfect the Security Interest. Landlord shall, within thirty (30) days following Tenant's request, execute a document presented to Landlord inform reasonable acceptable to Landlord to subordinate the lien of the Security Interest to the security interest granted or to be granted by Tenant to any commercial bank, savings and loan, finance company, insurance company or similar institutional lender, to secure the proceeds of a loan to Tenant used solely for the acquisition of the equipment and fixtures of Tenant to be placed within the Premises.

16.17. Quiet Possession. Upon Tenant paying the Rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire Lease Term.

16.18. Right of First Refusal. Landlord hereby grants to Tenant the right of first refusal (the "Right") to lease premises in the Building other than the Premises ("Vacant Space") upon the terms hereinafter set forth. In the event Landlord receives a written offer or letter of intent (the "Lease Offer") from a prospective tenant other than Tenant (the "Offeror") during the Term to lease Vacant Space, Landlord shall not enter into a lease with Offeror for all or any portion of the Vacant Space until Landlord has delivered a copy of the Lease Offer to Tenant with notice of Landlord's desire to accept the Lease Offer (the "Landlord Intent Notice"), whereupon Tenant may issue a written notice (the "Vacant Space Notice") within fifteen (15) days of Landlord's submission of the Lease Offer to Tenant, for the same portion of the Vacant Space and upon the same terms, rent and conditions as the Lease Offer to Tenant, for the same portion of the Vacant Space and upon the same terms, rent and conditions as the Lease Offer, which Landlord shall be obligated to accept. In the event Tenant issues the Vacant Space Notice, not later than five (5) days after Tenant's issuance thereof, Landlord and Tenant shall execute Landlord's then standard form of Lease incorporating the terms of the Lease Offer for the Vacant Space subject to the Lease Offer (the "Tenant Vacant Space Lease"), failing which Landlord shall be free to enter into a Lease with the Offeror for the Vacant Space which is the subject of the Lease Offer, and Tenant shall no longer have the Right to that portion of the Vacant Space. In the event Landlord issues a Landlord Intent Notice and Tenant does not timely issue a Vacant Space Notice, Landlord shall be free to enter into a lease with the Offeror for the Vacant Space which is the subject of the Lease Offer, and Tenant shall no longer have the Right to that portion of the Vacant Space. Notwithstanding anything herein to the contrary, if the Lease Offer is for a lease term of less than five years, the Tenant Vacant Space Lease shall be for a lease term of five years.

16.19. Tenant's Options to Terminate. Following the fifth anniversary of the Commencement Date, Tenant may terminate this Lease upon the following terms and conditions (collectively, the "Termination Conditions"): (i) Tenant shall have provided Landlord with written notice (the "Additional Space Requirement Notice") of Tenant's desire to additionally lease not less than 15,000 square feet of the Vacant Space or other premises within the Central Florida Research Park in Orlando, Florida (the "Additional Space Requirement") for a term of not less than ten years; (ii) Landlord shall fail to notify Tenant within sixty (60) days of the availability and identity of additional space (the "Additional Space Advisement") in the Central Florida Research Park which fulfills the Additional Space Requirement; (iii) Tenant shall have provided Landlord written notice (the "Tenant Termination Notice") to terminate this Lease not later than three hundred sixty days after the last date on which Landlord could have issued the Additional Space Advisement; and (iv) Tenant shall have delivered a cashier's check issued by a National Association commercial bank that is a member of the U.S. Federal Reserve System to the order of Landlord, as a termination payment, with the Tenant Termination Notice, calculated in accordance with the first calculation of the Termination Payment Calculation on Exhibit "E" attached hereto relating to a cancellation following the fifth anniversary. In the event the Termination Conditions are timely and fully satisfied by Tenant, the Lease shall terminate on the termination date set forth in the Tenant Termination Notice, and neither Landlord nor Tenant shall thereafter have any further rights or obligations hereunder. In addition, Tenant may terminate this Lease effective as of the seventh anniversary of the Commencement Date upon the following terms and conditions (the "Seventh Year Conditions"): (i) Tenant shall have provided Landlord written notice to terminate this Lease (the "Seventh Year Termination Notice") not later than one hundred eighty days prior to the seventh anniversary of the Commencement Date; and (ii) Tenant shall have delivered a cashier's check issued by a National Association commercial bank that is a member of the U.S. Federal Reserve Board to the order of Landlord, as a termination payment, with the Seventh Year Termination Notice, calculated in accordance with the second calculation of the Termination Payment Calculation on Exhibit "E" attached hereto relating to a cancellation following the seventh anniversary. In the event the Seventh Year Conditions are timely and fully satisfied by Tenant, the Lease shall terminate on the termination date set forth in the Seventh Year Termination Notice, and neither Landlord nor Tenant shall thereafter have any further rights or obligations hereunder.

16.20. Options to Extend. Tenant shall have two options to extend the Term of this Lease for a period of five years each, which may be exercised by Tenant by the issuance of a written notice (the "Option Notice") delivered by Tenant to Landlord not later than one hundred-eighty (180) days prior to the expiration of the initial Term, as to the first option period, and not later than one hundred-eighty (180) days prior to the expiration of the first option period, as to the second option period. In the event the Tenant fails to timely deliver the Option Notice, Tenant shall no longer have the option rights contained in this paragraph. This Lease, and all of the provisions hereof, shall remain in full force and effect during the option periods, with adjustment of the Annual Minimum Rent continuing pursuant to Section 4.3 of this Lease. In the event Tenant exercises its option to extend the Term of the Lease, for purposes of this Lease other than this Section 16.20, references to the Term of this Lease shall include the option periods as well as the initial Term of this Lease.

16.21. Installation of Roof-top Telecommunication Equipment. Provided Tenant complies with all applicable laws, rules, regulations and restrictive covenants (including, without limitation, the Restrictive Covenants applicable to the Central Florida Research Park), and first obtains, at its expense, all necessary permits and approvals from all governing authorities, Tenant shall be permitted, during the Term of this Lease, to install and maintain one telecommunications satellite dish and related antennae and communications equipment (the "Satellite Installation") on the roof of the Building immediately over the Premises (but not otherwise), conditioned upon Tenant's compliance with the following: (i) The Satellite Installation shall not penetrate the roof of the Building without the prior written consent of Landlord, which consent shall not be unreasonable withheld but if granted will be conditioned upon Tenant's agreement to reimburse Landlord for the expense of repairing any damage to the roof caused by the penetration of the roof by the Satellite Installation or the removal thereof;
(ii) the Satellite Installation shall be accomplished in a manner which causes no harm or damage to the Building (and roof thereof), and no interference to other communication facilities within the Building or on the roof thereof; (iii) the Satellite Installation shall be removed by Tenant, at its expense, upon the expiration of the Term, and Tenant shall immediately, upon removal of the Satellite Installation, repair any damage to the roof due to the removal of the Satellite Installation or, at Landlord's option, pay Landlord an amount which Landlord reasonable determines shall be the cost to properly repair damage to the roof due to the existence of the Satellite Installation and Tenant's removal thereof; (iv) Tenant shall place the Satellite Installation on the roof in a manner which is least apparent from the ground area of the Property surrounding the Building; and (v) Tenant shall indemnify and hold Landlord harmless from and against all loss, costs, damages and liabilities to person or property arising out of the placement, existence and/or removal of the Satellite Installation on the roof of the Building.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first above written. Individuals signing on behalf of an entity warrant that they have the authority to bind that entity. This Lease shall be binding upon the undersigned, and the successors, heirs, executors and administrators of the undersigned, and shall inure to the benefit of the Landlord and Tenant, and their respective successors and assigns.

Signed, sealed and delivered
in the presence of:                 LANDLORD:
                                             -----------------------------------
Signature of Witness                            Orlando TechCenter II, L.L.C.,
                                                        a Florida Limited
                                                Liability Company

------------------------------------
Printed Name of Witness
                                                BY:   /s/Ulrich K. Hahn
                                                   -----------------------------
                                                Ulrich K. Hahn, President

------------------------------------
Signature of Witness
                                                Date executed:  6/20/96
                                                              ------------------

--------------------------------------
Printed Name of Witness
                                            TENANT:
                                            Autonomous Technologies Corporation,
--------------------------------------                    a Florida corporation
Signature of Witness

--------------------------------------
Printed Name of Witness               BY:  /s/ Monty K. Allen
                                      -----------------------------------------
                                      Monty K. Allen, Vice President & Treasurer

--------------------------------------
Signature of Witness                  (Print name and title)


--------------------------------------
Printed Name of Witness               Date executed:  June 4, 1996
                                                    ---------------------

                                  EXHIBIT "A"



                                   Site Plan

                                  EXHIBIT "B"



                                  Space Plan


(See attached form to be completed and executed upon completion and approval of the plans, specifications and construction costs pursuant to Section 3.1 of this Lease.)

                                  EXHIBIT "C"



                             Rules and Regulations

ACCIDENTS AND DAMAGES - In the event of accidental damage to the Premises, Tenant should immediately notify the Landlord.

ADMITTANCE TO LEASED PREMISES - Property Management, maintenance, security, janitorial and other service providers and agents authorized by the Landlord, shall be allowed admittance to the Premises to accomplish their intended assignments.

ADVERTISING MEDIUM - Tenant should not use any advertising medium, including without limitation, flashing lights or search lights, which may be heard or experienced outside of the Premises without the prior written consent of the Landlord. Tenant is encouraged to use the name of the Property in all advertising done within the geographical area in which the Property is located.

BICYCLES AND OTHER VEHICLES - Bicycles and other vehicles should not be permitted inside the Building or on the sidewalk, and may only be permitted outside in areas designated by Landlord.

CHAIR PADS - During the entire term of this Lease, Tenant should, at his expense, install and maintain under all caster chairs a chair pad or carpet casters to protect carpeting.

COMMON AREA - The sidewalks, entries, passages, corridors, halls, lobbies, stairways, elevators, and other common facilities of the Property shall be controlled by Landlord, and should not be obstructed by Tenant or used for any purposes other than ingress or egress to and from the Premises. Tenant should not place any item in any of such locations, whether or not any such item constitutes an obstruction, without the prior written consent of Landlord. Landlord will have the right to remove any obstruction or any such item without notice to Tenant and at the expense of Tenant.

DELIVERIES - All deliveries shall be made to the rear of the Premises unless
otherwise directed or approved in writing by the Landlord.   The Tenant should
never permit or suffer any truck to park in the parking areas of the Property designated for customers' use. The Tenant should never permit any overnight parking of any vehicle to occur on the Property.

EMERGENCY CONTACT PROCEDURES - Tenant should provide in a timely manner to Landlord upon request name(s) of employees and/or agents to be contacted by Landlord for emergency purposes whether during or after operating hours. Such information should be kept current and accurate at all times by Tenant. Emergency policies and procedures may be developed, issued and revised from time to time by Landlord at Landlord's discretion, which shall become an integral part of these Rules and Regulations and the Lease to which they refer.

EMPLOYEES AND VISITORS - Tenant will be responsible for all behavior and adherence to all building Rules and Regulations by any of Tenant's employees, visitors and agents. Tenant agrees to conduct Tenant's business consistent with reputable business standards and practices.

EXCESSIVE NOISE AND ANIMALS - No animals, except seeing eye dogs, shall be allowed in stores, offices, halls, corridors and elevators of the Property. No person shall disturb the occupants of the Building or neighboring buildings by the use of any radio or musical instrument or by making loud or improper noises. Tenant will keep all mechanical apparatus free of vibration and noise which may be transmitted beyond the confines of the Premises.

HAZARDOUS OPERATING AND ITEMS - Tenant shall not install or operate any steam or gas engine or boiler, or carry on any mechanical business in the Premises without Landlord's prior written consent. The use of oil, gas or flammable liquids for heating, lighting or any other purpose is prohibited. Explosives or other articles deemed hazardous shall not be brought into the Building.

HOUSEKEEPING - Unless otherwise stated, the interior of the Premises is the responsibility of each Tenant to maintain in a safe and clean matter. All carpeting and tiled areas are to be cleaned periodically. The perimeter area of the Premises space, which includes front and rear entrances and adjacent areas should be kept neat and clean.

KEYS - If the need arises for the Tenant to change the lock for the Premises, the re-keying should be coordinated and handled by the Property Manager.

MOVE IN/MOVE OUT - At the termination of the Lease, Landlord will inspect the Premises to see that everything is in satisfactory condition. Any deficiencies, excepting normal wear and tear, will be addressed as provided in the Lease.

ODORS - Tenant should not cause or permit objectionable odors to emanate or be dispelled from the Premises.

OVERHEAD DOORS - All repairs, service and preventative maintenance are Tenant's responsibility.

PARKING - If the Tenant has customers or visitors who create an overload problem with parking, the Tenant's cooperation is expected in asking visitors to park in specified areas.

RADIO AND TELEVISION - To aerials or satellite dishes shall be erected on the roof of the Building or exterior walls of the Premises or Building, or on the grounds of the Property without the prior written consent of the Landlord in Landlord's sole and absolute discretion. Any aerials or satellite dishes so installed without such written consent shall be subject to removal without notice at any time at the expense of Tenant and may, in Landlord's discretion, be deemed a material default of Tenant under the Lease.

REFUSE - Dumpsters are provided for normal amounts of trash and waste as experience has shown the Building to require. If Tenant's business operation generates excess trash, or a considerable amount of cardboard boxes, it will be necessary for Tenant to arrange for an additional service or to pay the excess cost if the arrangements are made by Landlord.

SECURITY - Security and maintenance personnel, as well as janitorial contractors are not permitted to unlock premises for Tenant's employees. All individual security/burglar alarm systems should have the written consent of the Landlord.

SOLICITATION - Lessor reserves the right to restrict, control or prohibit canvassing, soliciting and peddling within the Property.

USE OF WATER FIXTURES - Water closets and other water fixtures should not be used for any purpose other than that for which they are intended, and any damage resulting to them from misuse on the part of Tenant shall be paid for by Tenant.

WINDOWS - Window treatments visible from the exterior of the Premises shall require the prior written approval of the Landlord.

Tenant agrees that Landlord may amend, modify, delete or add new and additional reasonable rules and regulations for the use and care of the Premises, the Building, the common areas and the Property, and Tenant agrees to comply with all such Rules and Regulations. Landlord shall promptly provide Tenant a copy of any amendments or modifications to the Rules and Regulations.

                                  EXHIBIT "D"


                         Legal Description of Property


Lots 6 and 7, Block 20, Central Florida Research Park Section III, as recorded in Plat Book 19, Pages 24 through 28, of the Public Records of Orange County, Florida.

                                  EXHIBIT "E"
                        Termination Payment Calculation
                        -------------------------------


The following Termination Payment Calculations are based on the final size being 25,000 square fee. The final calculation is subject to change proportionately based on the final size of the premises as described in Paragraph 2.1.

The following assumptions apply:

Commission Rate:  Seven percent (7%)

Tenant Improvement
Allowance: $20.00 per square foot amortized on a simple interest basis over lease term @ 12% APR and utilizing payoff amounts after years 5 and 7, respectively.

Free Rent:    Two (2) Months

If cancellation occurs following the fifth (5th) anniversary, the termination payment shall be as follows:

Unamortized Commission:                           $131,180.00
Unamortized T.I. :                                $322,487.00
Unamortized Free Rent:                            $ 19,791.67
5 months Rent & Operating Expenses:               $145,729.17
                                                  -----------
Total Due:                                        $619,187.17

If cancellation occurs following the seventh (7th) anniversary, the termination payment shall be as follows:

Unamortized Commission:                           $ 80,517.50
Unamortized T.I. :                                $215,978.00
Unamortized Free Rent:                            $ 11,875.00
3 months Rent & Operating Expenses:               $ 91,500.00
                                                  -----------
Total Due:                                        $399,870.50